Registration No. 333-123017

As filed with the Securities and Exchange Commission on February 23, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Neurobiological Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3049219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California 94608 (510) 595-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul E. Freiman

Chief Executive Officer

2000 Powell Street, Suite 800, Emeryville, California 94608

(510) 595-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen C. Ferruolo

Ryan A. Murr

Heller Ehrman LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, California 92122-1246

Telephone: (858) 450-8400

Facsimile: (858) 450-8499

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common stock, par value $0.001	$25,000,000	$2,943

(1)	There is being registered hereunder an indeterminate number of shares of common stock that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $25,000,000. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Each share of common stock includes certain purchase rights issued pursuant to that certain Rights Agreement, dated May 27, 2005, between the registrant and American Stock Transfer & Trust Company.

(2)	Previously paid. The filing fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2006

PRELIMINARY PROSPECTUS

$25,000,000

Neurobiological Technologies, Inc.

Common Stock

We may offer and sell shares of our common stock from time to time under this prospectus, up to an aggregate offering price of $25,000,000. We will describe in a prospectus supplement the specific terms of each such offering.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

Our common stock trades on the Nasdaq SmallCap Market under the symbol “NTII.” On February 22, 2006, the closing price for our common stock, as reported on the Nasdaq SmallCap Market, was $3.58 per share.

Investing in our common stock involves certain risks. See “ Risk Factors” on page 4 of this prospectus and under the captions “ Risk Factors” and “Other Factors that May Affect Future Results” in our periodic reports incorporated into this prospectus by reference.

You should read the entire prospectus, including the prospectus supplement and the reports and other documents incorporated herein by reference, carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

Overview

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock with a total value of up to $25,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus provides you with a general description of the common stock we may offer. Each time we offer our common stock pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Incorporation of Certain Information by Reference.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room referred to under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy our common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy our common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or common stock is sold on a later date.

ABOUT NEUROBIOLOGICAL TECHNOLOGIES, INC.

Neurobiological Technologies, Inc. is a biotechnology company engaged in the business of acquiring and developing central nervous system (CNS) related drug candidates. The Company is focused on therapies for neurological conditions that occur in connection with dementia, Alzheimer’s disease, ischemic stroke, neuropathic pain and brain cancer.

Our strategy has been to in-license and develop later stage drug candidates that target major medical needs and that can be rapidly commercialized. Our experienced management team oversees the human clinical trials necessary to establish preliminary evidence of efficacy, and we have sought partnerships with pharmaceutical and biotechnology companies for late-stage development and marketing of our product candidates. We anticipate that we will continue to acquire and develop multiple late-stage CNS products and will develop the resources to market these products in selected world regions.

Currently, we receive revenues on the sales of one approved product, Memantine, and have one product candidate in clinical development, Viprinex®. The approved product, Memantine, is an orally dosed compound that is approved for the treatment of moderate-to-severe Alzheimer’s disease and is marketed in the United States and Europe by our marketing partners. Memantine has also been evaluated in clinical trials for the treatment of neuropathic pain.

We are currently developing Viprinex for the treatment of acute ischemic stroke. In September 2005, we received regulatory approval to commence the first of two planned Phase III clinical trials for Viprinex and we commenced enrollment of the first patient in this trial during the quarter ending December 31, 2005. We plan to build a sales organization to market and sell Viprinex in United States and may seek marketing partnerships in other regions of the world.

In November 2005, we completed the sale of our rights and assets related to XERECEPT, which we had been developing, to two subsidiaries of Celtic Pharma Holdings, L.P. As of January 2006, we had received payments of $25 million of the $33 million purchase price. We are entitled to receive up to an additional $15 million if and when certain development milestones are met. If XERECEPT is approved for commercialization, we will also receive royalties on sales outside the United States and will be eligible to receive profit-sharing payments on sales in the United States. The Celtic entities have assumed responsibility for the clinical development of XERECEPT, and we provide services to administer the continuing Phase III clinical trials within the United States, for which Celtic reimburses our development expenses.

Our general and administrative expenses have increased as a result of our acquisition of Empire Pharmaceuticals in July 2004, pursuant to which we acquired the rights to Viprinex. As a result of this acquisition, we have leased an additional office facility in New Jersey in order to support the development activities for Viprinex. Our general and administrative expenses have also increased as we have added management and operating staff to support these activities and independent consultants to assist with documenting and assessment of our internal controls over financial reporting.

Except for fiscal 2001, we have incurred significant losses each year since our inception. We expect to incur additional operating losses through at least fiscal 2007 as we continue our drug development efforts. Our development expenses were higher in the first quarter of fiscal 2006 as a result of the commencement of the clinical trials for XERECEPT and preparation for clinical trials of Viprinex. Since the sale of our rights and assets related to XERECEPT to Celtic, we are being reimbursed by Celtic for the development costs incurred for this drug candidate, resulting in an estimated annual savings of approximately $6 million. Although we expect that the funds we have from the sale of XERECEPT will provide sufficient cash to fund our ongoing operations for at least the next 12 months, including first Phase III clinical trials for Viprinex, we may seek to raise additional capital as market conditions permit.

MATERIAL AGREEMENTS

Set forth below is a summary of the principal terms of our material agreements relating to Memantine and Viprinex and the sale of rights and interests related to XERECEPT. These agreements have been filed as exhibits to our periodic reports and the following summaries are qualified by the text of these agreements, copies of which are available from the company upon request.

Merz Pharmaceuticals

Pursuant to our 1998 strategic research and marketing cooperation agreement with Merz Pharmaceuticals GmbH, or Merz, and Children’s Medical Center Corporation, or CMCC, we gave up the rights previously exclusively licensed to us by CMCC to patents covering Memantine for the treatment of neuropathic pain and AIDs-related dementia, and CMCC licensed those rights to Merz. In exchange, we and CMCC are entitled to share in revenues from sales of Memantine in the United States and in certain other countries for Alzheimer’s disease and all indications covered by the CMCC patents, including AIDs-related dementia and neuropathic pain. Through December 31, 2005, we have received approximately $17.1 million from Merz under this agreement.

We have no significant ongoing obligations under the agreement and rely on Merz and its marketing partners for the commercialization of Memantine for Alzheimer’s disease and for the clinical development of Memantine for neuropathic pain. In the event that we were to conduct any further research and development on Memantine or derivatives of Memantine during the term of the agreement, Merz would have the right to license any inventions resulting from such research and development and we and Merz would be required to negotiate in good faith the payment to us of a share of the revenues received by Merz from the commercialization and marketing of any such products. Currently, we have no plans to develop Memantine that would trigger these obligations.

The agreement will expire on a country-by-country basis on the later of ten years after the first commercial sale of a covered product or the last to expire patent covering products in that country. Merz or CMCC can terminate the agreement upon six months’ notice in the event that Merz or its marketing partners do not continue to develop Memantine for neuropathic pain or another indication covered by the CMCC patents.

Abbott Laboratories

Following our acquisition of Empire Pharmaceuticals in July 2004, we acquired the rights to an exclusive license from Abbott Laboratories, or Abbott, for Viprinex. Under this license, we have the exclusive worldwide rights to Viprinex for all human therapeutic indications.

We have an obligation to use commercially reasonable efforts to develop Viprinex for the treatment of ischemic stroke and, if Viprinex receives regulatory approval from the FDA, to market the product for that indication. We will be required to make milestone payments to Abbott upon receiving regulatory approval in each of the United States, Europe, Latin America and Asia. We will also be required to make royalty payments to Abbott based on worldwide Viprinex sales. Our royalty obligations will terminate on a country-by-country basis as the applicable patents for Viprinex expire in each such country. To date, we have made no payments to Abbott under this agreement. Prior to our acquisition of Empire Pharmaceuticals in July 2004, Empire had paid Abbott a total of $500,000 in license fees under this agreement.

The agreement will continue until terminated by either party. Abbott has the right to terminate the agreement only in the event of our breach and we have the right to terminate the agreement for our convenience upon providing 90 days’ notice.

Celtic Pharma

In November 2005, we sold our worldwide assets and rights related to XERECEPT, a Phase III clinical compound for the treatment of peritumoral brain edema, the swelling associated with brain tumors, to two wholly owned subsidiaries of Celtic Pharma Holdings L.P. Under the terms of this agreement, we received $20 million upon closing, $5 million in January 2006 and will receive an additional $8 million in total in subsequent non-contingent payments to be made in June 2006 and January 2007. We are also entitled to receive up to an additional $15 million in payments upon the achievement of certain regulatory objectives, profit-sharing payments on sales of XERECEPT in the United States and royalties on sales elsewhere in the world, if XERECEPT is approved for commercialization.

In connection with our sale of assets and rights related to XERECEPT, we entered into a collaboration and services agreement in November 2005 with one of the Celtic subsidiaries, pursuant to which we will provide the Celtic subsidiary with certain clinical development services for XERECEPT in the United States. We are reimbursed by the Celtic subsidiary for our direct costs of these development services.

Other Agreements

In January 2006, we entered into an agreement with Nordmark Arzneimittel GmbH & Co. KG, pursuant to which Nordmark will establish a snake farm and a purification unit for the supply of raw venom of the Malayan pit viper, the starting material for Viprinex. We will make payments to Nordmark of €1,750,000 towards the costs of the snake farm and purification unit, which will be owned and operated by Nordmark. In addition, we will be required to reimburse Nordmark for certain operating costs and make an additional payment of up to €2,250,000 for the facilities if, among other things, we abandon the development and/or commercialization of Viprinex before the end of 2010. The agreement will continue for a term of ten years, unless earlier terminated in accordance with the terms thereof.

In March 2005, we entered into a supply agreement with Nordmark, pursuant to which Nordmark supplies us with the active pharmaceutical ingredient, or API, of Viprinex. Pursuant to this agreement, we paid Nordmark €400,000 to purchase equipment for the development and manufacturing of Viprinex, which equipment we own. For the supply of the API, we are required to make periodic payments as work is performed. The agreement will continue until 2019, unless terminated earlier in accordance with the terms of the agreement.

In June 2005, we entered into a drug product development and clinical supply agreement with Baxter Pharmaceutical Solutions, LLC, pursuant to which we engaged Baxter to aseptically fill and package the our Viprinex product into its finished form for development and clinical use. The agreement will continue until Baxter completes product production and the estimated amount payable by us pursuant to this agreement is approximately $600,000.

Also in June 2005, we entered into an agreement with SCIREX Corporation, pursuant to which SCIREX will serve as our contract research organization to manage our Phase III clinical program for Viprinex. This agreement provides for aggregate payments to SCIREX of $9,815,000 over the period of the project, which is anticipated to conclude in September 2007. We are currently seeking to make certain changes to this agreement relating to the services to be provided by SCIREX.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. The statements contained or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the 1933 Act and Section 21E of the Securities Exchange Act of 1934, or the 1934 Act, including without limitation statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth under the caption “Risk Factors” in the prospectus supplement and in the documents incorporated by reference into this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily to fund ongoing and future clinical trials and for research and development and general and administrative expenses. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, clinical trial patient enrollment, technological advances and the competitive environment for our products. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 3,000,000 shares have been designated as Series A Preferred Stock. The following is a summary description of our common stock.

Voting Rights

Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Except as otherwise provided by law, and subject to any voting rights provided to holders of preferred stock, holders of our common stock have exclusive voting rights on all matters requiring a vote of stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends and Liquidation

Subject to any preferential rights of any outstanding preferred stock, holders of common stock have a right to receive dividends when and if declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Provisions

Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws include certain provisions that may have the effect of delaying or preventing a change of control of our company, including the provisions set forth below:

•	our certificate of incorporation authorizes our board to issue shares of preferred stock, and to determine the rights, preferences and privileges of these shares, without stockholder approval;

•	special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, the board of directors or by the holders of shares entitled to cast not less than 10% of the votes of the meeting; and

•	our Board of Directors is divided into three classes, with directors in each class serving staggered three-year terms, which has the effect of making it more difficult for a hostile bidder to obtain control over the our Board of Directors.

Additionally, we have entered into a Rights Agreement, described below, which may have the effect of delaying or preventing a hostile bidder from obtaining control over our company. In May 2005, our Board of Directors declared a dividend distribution of one preferred share purchase right (the “Right”) for each outstanding share of our common stock to stockholders of record on May 27, 2005. The Rights were issued pursuant to, and are governed by the terms of, that certain Rights Agreement, dated May 19, 2005, by and between us and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”) and will initially trade with shares of our common stock. If a person or group acquires beneficial ownership of 15% or more of our common stock (the “Control Stockholder”) in a transaction not approved in advance by our Board of Directors, each Right will entitle its holder, other than the Control Stockholder, to acquire additional shares of our capital stock at a formula price set forth in the Rights Agreement. In addition, if and after a Control Stockholder acquires more than 15% of our common stock, if we are later acquired in a merger or asset sale by the Control Stockholder, or in a transaction in which all stockholders are not treated alike, stockholders with unexercised Rights, other than the Control Stockholder, will be entitled to purchase common stock of the acquiring party (or its parent entity) at a formula price as set forth in the Rights Agreement. Our Board of Directors may redeem the Rights for a nominal amount at any time prior to an event that causes the Rights to become exercisable, and the rights will expire on May 27, 2015.

Listing

Our common stock is listed on the Nasdaq SmallCap Market under the trading symbol “NTII.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We may sell our common stock under this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell our common stock in one or more offerings:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell our common stock from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of our common stock. We will describe the method of distribution of our common stock and the terms of the offering in the prospectus supplement. If we do offer common stock through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

If underwriters are used in the sale of our common stock, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our common stock an option to purchase additional common stock to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our common stock. These underwriters, dealers or agents may be considered to be underwriters under the 1933 Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to a prospectus supplement will be included in the Nasdaq SmallCap Market.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of our common stock. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our common stock may engage in transactions with and perform other services for us for which they receive compensation.

LEGAL MATTERS

The legality of the issuance of the common stock being offered hereby is being passed upon by Heller Ehrman LLP, San Diego, California. Stephen C. Ferruolo, a shareholder in a corporation that is a partner of Heller Ehrman LLP, currently serves as our corporate secretary.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of June 30, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act until the offering is completed:

1.	Our Annual Report on Form 10-K for the year ended June 30, 2005;

2.	Our Definitive Proxy Statement on Schedule 14A, filed October 28, 2005;

3.	Our Quarterly Report on Form 10-Q for the quarters ended September 30, 2005 and December 31, 2005;

4.	Our Current Reports on Form 8-K filed with the SEC on August 26, 2005, September 23, 2005, September 28, 2005, November 10, 2005, December 1, 2005, December 7, 2005, January 24, 2006 and February 9, 2006 (except as to information furnished on Form 8-K under Item 2.02, which shall not be incorporated herein by reference); and

5.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 14, 1994, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Neurobiological Technologies, Inc., 2000 Powell Street, Suite 800, Emeryville, California 94608, Attention: Chief Financial Officer, telephone: (510) 595-6000. We have authorized no one to provide you with any information that differs from that contained in this prospectus or any applicable prospectus supplement. Accordingly, you should not rely on any information that is not contained in this prospectus or any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the 1934 Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov, as well as at our website at www.ntii.com. Please note, however, that no portion of our website shall be deemed to be incorporated into this prospectus. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Room.

INDEMNIFICATION FOR 1933 ACT LIABILITIES

Our Certificate of Incorporation, as amended, limits the liability of our directors for monetary damages for breaches of their fiduciary duty as directors, except for liability that cannot be eliminated under the General

Corporation Law of the State of Delaware. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the Delaware law, or (iv) for any transaction for which the director derived an improper personal benefit.

Our Certificate of Incorporation also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law and, together with our Bylaws, provides that we shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Our Certificate of Incorporation also empowers our Board of Directors to provide, at its option, similar indemnification to our employees or agents. We have entered into separate indemnification agreements with our directors and officers that could require us to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

* * *

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$2,943
Accounting Fees	25,000
Legal Fees and Disbursements	25,000
Miscellaneous	5,000

Total:	$57,943

Item 15.	Indemnification of Officers and Directors.

The registrant’s Certificate of Incorporation limits the liability of its directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the General Corporation Law of the State of Delaware. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the Delaware law, or (iv) for any transaction for which the director derived an improper personal benefit.

The registrant’s Certificate of Incorporation also provides that the registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law and, together with the registrant’s Bylaws, provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Certificate of Incorporation also empowers the Board of Directors to provide, at its option, similar indemnification to employees or agents of the registrant. The registrant has entered into separate indemnification agreements with its directors and officers that could require the registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16.	Exhibits.

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

4.1	Form of Common Stock Certificate (1)

4.2	Rights Agreement, dated as of May 19, 2005, between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.(2)

5.1	Opinion of Heller Ehrman LLP **

23.1	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney**

*	If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

(1)	This exhibit is filed as an exhibit to Issuer’s Registration Statement on Form SB-2 (Registration No. 33-74118-LA) and is incorporated herein by reference.

(2)	This exhibit is filed as an exhibit to Issuer’s Registration Statement on Form 8-A filed on May 20, 2005 and is incorporated herein by reference.

Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB(§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by §210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule

14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California, on February 23, 2006.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ JONATHAN R. WOLTER
Jonathan R. Wolter
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title(s)	Date

* Paul E. Freiman	Director, President and Chief Executive Officer (Principal Executive Officer)	February 23, 2006

/s/ JONATHAN R. WOLTER Jonathan R. Wolter	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	February 23, 2006

* Abraham E. Cohen	Chairman of the Board	February 23, 2006

* Enoch Callaway, M.D.	Director	February 23, 2006

Ronald E. Cape, Ph.D.	Director

* Theodore L. Eliot, Jr.	Director	February 23, 2006

* F. Van Kasper	Director	February 23, 2006

Abraham D. Sofaer	Director

* John B. Stuppin	Director	February 23, 2006

By:	*
Jonathan R. Wolter, attorney-in-fact

NEUROBIOLOGICAL TECHNOLOGIES, INC.

EXHIBIT INDEX

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

4.1	Form of Common Stock Certificate (1)

4.2	Rights Agreement, dated as of May 19, 2005, between Neurobiological Technologies, Inc. and American Stock Transfer & Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation of Rights, Preferences and Privileges of Series RP Stock of Neurobiological Technologies, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.(2)

5.1	Opinion of Heller Ehrman LLP **

23.1	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney**

*	If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

(1)	This exhibit is filed as an exhibit to Issuer’s Registration Statement on Form SB-2 (Registration No. 33-74118-LA) and is incorporated herein by reference.

(2)	This exhibit is filed as an exhibit to Issuer’s Registration Statement on Form 8-A filed on May 20, 2005 and is incorporated herein by reference.